SECURITIES AND EXCHANGE COMMISSION
                                       Washington, D.C.  20549
                                            ______________



                                                FORM 8-K


                                            CURRENT REPORT
                                PURSUANT TO SECTION 13 OR 15(d) OF THE
                                     SECURITIES EXCHANGE ACT OF 1934



            Date of report (Date of earliest event reported) April 14, 1998
                                               ______

    Nevada           Food Concepts, Inc.                      13-3124057
_____________      _______________________________________    __________
(State or other    (Exact Name of registrant as specified     (I.R.S.
incorporation or           in its charter)                     Employer
organization)                                                  Identification
                                                               Number)



      6601 Lyons Road, Suite C-12, Coconut Creek,  Florida            33073
      (Address of Principal Executive Offices)                      (Zip Code)

     Registrant's telephone number, including area code: (954) 420-0882

                             _____________


Former Name, Former Address and Former Fiscal Year, if Changed Since Last
Report

Item 5. Merger Agreement

       On March 31, 1998, the Registrant entered into the following merger agreement:


                                     AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (hereinafter called the "'Merger Agreement") is made as of March 31. 1998, by and between Food Concepts, Inc., a Nevada Corporation ("Food"),and Insecta Sales & Research Inc., a Delaware corporation ("lnsecta"). Food and Insecta are sometimes referred to as the "Constituent Corporations," with reference to the following facts:

     A.   The authorized capital stock of Food consists of Fifty
Million (50,000,000) shares of common stock, $0.01 par value. The authorized capital stock of Insecta consists of Fifty Million (50,000,000) shares of common stock, $.01 par value.

     B.   There are 6,671,999 shares of common stock of Food outstanding.

     C. The directors of the Constituent Corporations deem it advisable and to the advantage of said corporations that Insecta merge into Food upon the terms and conditions herein provided.

     D. Insecta currently has 6,552,915 shares of common stock issued and outstanding. Prior to the Effective Date (as hereinafter defined), Insecta will effect the spinoff of a wholly-owned subsidiary, Insecta Subsidiary, Inc.
("Subsidiary"), by exchanging 5,546,750 shares of Subsidiary's common stock for an equal number of shares of Insecta common stock held by certain Insecta stockholders pursuant to an Agreement and Plan of Reorganization and Corporate
Separation of even date herewith. As a result, on the Effective Date, Insecta will have no subsidiaries and will have a total of 1,006,165 shares of common stock issued and outstanding, and no other shares of any class shall be outstanding, nor shall there be any options to acquire, or rights outstanding which would give any person the right to acquire any share of Insecta's stock.

     NOW, THEREFORE, the parties do hereby adopt the plan of merger encompassed by this Merger Agreement and do hereby agree that Insecta shall merge with and into Food on the following terms, conditions, and other provisions:

     1.     TERMS AND CONDITIONS

     1.1 Merger. Insecta shall be merged with and into Food (the "Merger"),and Food shall be the surviving corporation (the "Surviving Corporation") effective upon the date when this Merger Agreement or Articles of Merger are filed with the Nevada Secretary of State (the "Effective Date").

     1.2   Succession.   On the Effective Date, Food shall continue its
corporate existence under the laws of the State of Nevada, and the separate existence and corporate organization of Insecta, except insofar as it may be continued by operation of law, shall be terminated and cease.

     1.3    Transfer of Assets and Liabilities.   On the Effective Date, the
rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all of the liabilities, duties and restrictions of or upon each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in the
Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that the liabilities of the Constituent Corporations and of their stockholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of either of the Constituent Corporations Shall be preserved or repaired, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgments as if the Merger had not taken place except as they may be modified with the consent of such creditors and all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     1.4   Manner of Accomplishing Merger.   The Merger shall be accomplished
by way of the exchange of 100% of the issued and outstanding shares of Insecta for the common stock of Food, at the ratio of one (1) share of Food for each one share of Insecta outstanding on the effective date of the Merger. All Insecta shares of record outstanding on the date of the Merger will be deemed "canceled," and the transfer agent will automatically be instructed to issue new certificates of Food, based on the above ratio, to each of the stockholders of Insecta, at the address listed in the register of stockholders. No fractional shares will be issued, but each fractional share will be rounded up to the next share and a certificate for Food will be issued to each record holder of lnsecta accordingly.

     1.5   Rights of Appraisal.   This Merger shall be subject to the rights
of appraisal granted to the stockholders of a Delaware corporation in accordance with the General Corporation Law of the State of Delaware. Should more than twenty-five percent (25%) of the stockholders of Insecta, regardless of the number of shares owned, seek to enforce their rights of appraisal, the Merger shall be deemed canceled and all parties relieved of any obligation pursuant to this Agreement.

     1.6   Obligation of Insecta to Issue its Securities.   AS of the date of
this Merger Agreement and until the Effective Date, Insecta will have no obligations to issue any additional shares of its common stock to any person or entity whatsoever, including as a result of having previously issued any warrants to acquire common stock, any options to acquire its securities as a result of any employee stock option plan or otherwise, or pursuant to any employee benefit plan. Insecta further represents that the capitalization, as set forth in paragraph D of the preamble to this Agreement, is true and accurate in all respects.

     2.     CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1   Certificate of Incorporation and Bylaws.   The Articles of
incorporation, as amended, of Food in effect on the Effective Date shall continue to be the Articles of Incorporation of the Surviving Corporation. The
Bylaws of Food, as amended, shall be the Bylaws of the Surviving Corporation, as they may be amended from time to time.

     2.2   Directors.   The directors of Food immediately preceding the
Effective Date shall become the directors of the Surviving Corporation on and after the Effective Date to serve until the expiration of their terms and until their successors are elected and qualified..

     2.3    Officers.    The officers of Food immediately preceding the
Effective Date shall become the officers of the Surviving Corporation on and after the Effective Date to serve at the pleasure of its Board of Directors.

     3.     MISCELLANEOUS

     3.1 Further Assurances. From time to time, and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Insecta such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Insecta and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Insecta or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     3.2   Amendment.   At any time before or after approval by the
stockholders of Insecta, this Merger Agreement may be amended in any manner (except that, after the approval of the Merger Agreement by the stockholders of Insecta, the principal terms may not be amended without the further approval of the stockholders of Insecta) as may be determined in the judgment of the respective Board of Directors of Food and Insecta to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

     3.3   Conditions to Merger.   The obligation of the Constituent
Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Constituent Corporations in this sole discretion to the extent permitted by law):

     (a) the Merger shall have been approved by the stockholders of Insecta in accordance with applicable provisions of the General Corporation Law of the
State of Delaware; and

     (b) the Merger shall have been approved by the board of directors of Food; and

     (c) any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of Food to be material to consummation of the Merger shall have been obtained.

     3.4   Abandonment or Deferral.   At any time before the Effective Date,
this Merger Agreement may be terminated and the Merger may be abandoned by the mutual agreement of the Boards of Directors of Food and Insecta notwithstanding the approval of the Merger by the stockholders of food or Insecta, or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Boards of Directors of Food and Insecta, such action would be in the best interest of such corporations. In the event of termination of this Merger Agreement, this Merger Agreement shall become void betty and of no effect and there shall be no liability on the part of either constituent Corporation or its Board of Directors or stockholders with respect thereto.

     3.5   Counterparts.   In order to facilitate the filing and recording of
this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

          IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Boards of Directors of Food and Insecta, is hereby executed on behalf of each said corporation and attested by their respective officers thereunto duly authorized.


                                           FOOD CONCEPTS, INC.,
                                           A Nevada corporation

                                           By: /s/ Herb Glaubman
                                           Herb Glaubman, President

ATTEST:


/s/ Frances Glaubman
Frances Glaubman, Secretary



                                          INSECTA SALES & RESEARCH, INC.,
                                          A Delaware corporation

                                          By: /s/ Donald G. Grummer
                                              Donald G. Grummer, President

ATTEST:



/s/Hugh D. Johnson
Hugh D. Johnson, Secretary

                                          SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            FOOD CONCEPTS, INC.
                                            Registrant

                                            By: /s/ Herb Glaubman
                                                Herbert Glaubman, President

Dated:    April 16, 1998

                               INDEX TO EXHIBITS


(1)    Underwriting agreement

         Not Applicable.

(2) Plan of acquisition, reorganization, arrangement, liquidation or succession
         Not Applicable.

(4) Instruments defining the rights of security holders, including indentures
         Not Applicable.

(16)   Letter referencing change in certifying accountant
          Not Applicable.

(17)    Letter referencing director resignation
          Not Applicable.

(20)    Other documents or statements to security holders
           Not Applicable.

(23)     Consents of experts and counsel
            Not Applicable.

(24)      Power of attorney
             Not Applicable.

(27)      Financial Data Schedule
             Not Applicable.

(99)       Additional Exhibits
             None.